FEARLESS INTERNATIONAL, INC.
                           927 LINCOLN ROAD, SUITE 200
                              MIAMI, FLORIDA 33139

                                                                    May 30, 2008


VIA EMAIL AND FACSIMILE
Midsummer Ventures, LP
c/o Midsummer Capital, LLC
295 Madison Avenue, 38th Floor
New York, New York 10017

Mahoney Associates, Inc.
c/o LH Financial Services Corp.
150 Central Park South, 2nd Floor
New York, New York 10019

     Re:          EXTENSION OF MATURITY DATE FOR DECEMBER 2007 NOTES
                  --------------------------------------------------

To whom it may concern:

     Reference is made to the Secured Promissory Notes (the "NOTES") issued by Fearless International, Inc., a Nevada corporation (the "COMPANY"), on November 15, 2007, to each of Midsummer Ventures, LP ("MIDSUMMER") and Mahoney Associates, Inc. ("MAHONEY" and collectively, the "INVESTORS") pursuant to that certain Loan and Security Agreement, dated November 15, 2007 (the "LOAN AGREEMENT"). Capitalized terms used but not defined in this Letter Agreement (this "AGREEMENT") shall have the meaning given to such terms in the Notes or the Loan Agreement.

     Subject to each Investor's agreement to extend the Maturity Date until July 24, 2008, which agreement shall be evidenced by such Investor's signature at the end of this Agreement, the Company hereby notifies the Investors that in consideration of such extension:

              (a) as a forbearance fee only and not as a payment of principal or interest on the Notes, on the date hereof the Company shall pay each Investor $15,000 via wire transfer in immediately available funds pursuant to the bank account set forth on each Investor's signature page hereto;

              (b) the principal amount of the Notes is hereby increased as set forth on SCHEDULE I attached hereto;

              (c) Until July 24, 2008, in the event that the Company receives any cash proceeds, through any means or any source, including but not limited to, cash receivables and revenues or through the issuance of equity or debt securities, other than indebtedness not secured by any assets of the Company and subordinated in writing to the Investors, pursuant to a written agreement acceptable to the Investors, ("CASH INFUSION"), the first $200,000, in the aggregate, of such Cash Infusion (net of reasonable and customary fees


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


     incurred directly in connection with such Cash Infusion) shall be applied according to the following schedule:

              (i) the first $50,000 shall be used by the Company for working capital of the Company or its subsidiaries;

              (ii) the  second  $50,000  shall  be   immediately   paid  to  the
     Investors, ratably, applied to outstanding principal on the Notes;

              (iii) the third $50,000 shall be used by the Company for working capital of the Company or its subsidiaries; and

              (iv) the fourth $50,000 shall be immediately paid to the Investors ratably, applied to outstanding principal on the Notes.

     Prior to July 24, 2008, Cash Infusions in excess of $200,000, other than Cash Infusions derived from indebtedness not secured by any assets of the Company and subordinated in writing to the Investors, pursuant to a written agreement acceptable to the Investors, in the aggregate, shall be paid and split as received 75% to the Investors ratably, applied to outstanding principal on the Notes, and 25% to be used by the Company for working capital of the Company or its subsidiaries. On or after July 24, 2008 the Notes shall be immediately due and payable in full and 100% of any cash on hand (whether from prior Cash Infusions or otherwise) or new Cash Infusions must be used first to pay-off the Notes in full;

     (d) the Company will issue one million (1,000,000) shares of Common Stock (the "SHARES") to each Investor no later than the tenth Trading Day after the date hereof; and

     (e) the Company shall execute the Confession of Judgment, attached hereto as EXHIBIT B, in favor of each of the Investors and the Company shall provide each such duly executed Confession of Judgment to each such Investor simultaneously herewith. The parties agree that the Confession of Judgment shall be held in escrow by the Investors and shall not be filed or released from escrow prior to July 24, 2008. Should the Company satisfy the Notes in full prior to July 24, 2008, the Confession of Judgment shall be returned to the Company and shall otherwise be null and void.

     Each of the undersigned represents and warrants that it is the sole holder of any interest in the Notes originally issued to it, that it has not transferred, pledged or otherwise disposed of any interest therein and that the undersigned has the authority to sign this Agreement and give the waivers set forth herein.

     The Company hereby represents and warrants to each of the Investors that the Shares are duly authorized and, when issued and paid for, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens, charges, security interests, encumbrances, right of first refusals, preemptive rights or other restrictions imposed by the Company. The Company has

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


reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement.

     Subject to each Investor's agreement, which agreement shall be evidenced by such Investor's signature at the end of this Agreement, (a) within 1 business day of the date of this Agreement, we shall file a Current Report on Form 8-K, reasonably acceptable to each Investor disclosing the material terms of this Agreement and (b) within 3 business days of the date of this Agreement, we shall deliver an amended and restated Note to each Investor reflecting the increased principal amounts set forth on SCHEDULE I.

     Except as expressly set forth herein, all terms, conditions and provisions of the Notes shall remain in full force and effect. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together, when executed and delivered by facsimile or .pdf copies, shall constitute one and the same instrument.

***************

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



     Please indicate your agreement to the foregoing by signing in the space provided below, whereupon this Agreement shall become a binding agreement between us.


                                                   FEARLESS INTERNATIONAL, INC.


                                                   BY:
                                                   -----------------------------
                                                   Name:
                                                   Title:


MIDSUMMER VENTURES, LP

BY:
----------------------------
Name:
Title:

WIRE INSTRUCTIONS:
------------------

MAHONEY ASSOCIATES, INC.

BY:
----------------------------
Name:
Title:

WIRE INSTRUCTIONS:
------------------

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                                   SCHEDULE I
                                   ----------

-------------------------   -------------------------   ------------------------
Name                        Previously Outstanding      Amended Outstanding
                            Principal Amount            Principal Amount
-------------------------   -------------------------   ------------------------
Midsummer Ventures LP       $360,000                    $427,500
-------------------------   -------------------------   ------------------------
Mahoney Associates, Inc.    $360,000                    $427,500
-------------------------   -------------------------   ------------------------


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